UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2011

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (636) 474-5000 (Address of principal executive offices)	63376 (Zip Code)

(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

MEMC Electronic Materials, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on April 28, 2011.  Set forth below is a brief description of each matter voted upon at the Company’s 2011 Annual Meeting of Stockholders, and the voting results with respect to each matter.

1.	A proposal to elect three Class I directors to serve for a term expiring in 2014:

Class I Director	For	Against	Abstentions	Broker Non-Votes
Peter Blackmore	157,273,133	3,545,416	92,082	30,394,730
Ahmad Chatila	157,524,705	3,291,691	94,235	30,394,730
Marshall Turner	157,735,925	3,061,906	112,800	30,394,730

2.	A proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011:

For	Against	Abstentions
189,379,433	1,776,435	149,493

3.    A non-binding advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
130,441,675	30,073,094	395,862	30,394,730

4.	A non-binding advisory vote on the frequency of future advisory votes regarding the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain
131,933,396	3,286,281	25,509,165	181,789

5.	A stockholder proposal to have the Company take steps necessary to reorganize the Board of Directors into one class subject to election annually:

For	Against	Abstentions	Broker Non-Votes
153,529,024	7,249,903	131,704	30,394,730

Pursuant to the foregoing votes, (i) Messrs. Blackmore, Chatila and Turner were elected to serve as Class I directors for a three-year term ending in 2014, (ii) KPMG LLP was ratified as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2011, (iii) the compensation of the Company’s named executive officers was approved on a non-binding basis, (iv) the stockholders’ non-binding advisory vote was one year with respect to the frequency of future advisory votes on executive compensation, and (v) the stockholder proposal to have the Company take steps necessary to reorganize the Board of Directors into one class subject to election annually was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: April 29, 2011	By: /s/ Bradley D. Kohn
Name: Bradley D. Kohn Title: Senior Vice President, General Counsel and Corporate Secretary